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                                                                  EXIHIBIT 4.2

                             SUPPLEMENTAL INDENTURE

     SUPPLEMENTAL INDENTURE (this "SUPPLEMENTAL INDENTURE"), dated to be effective as of July 1, 2002, among Standard Parking Corporation IL ("SPC-IL"), a Delaware corporation, Tower Parking, Inc. ("TOWER"), a Delaware corporation, Virginia Parking Service, Inc. ("VPS"), a Delaware corporation, APCOA/Standard Parking, Inc. (the "COMPANY") a Delaware corporation, and Wilmington Trust Company, as trustee under the indenture referred to below (the "TRUSTEE").

                                   WITNESSETH

     WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture, dated as of January 11, 2002 (the "INDENTURE"), providing for the issuance of an aggregate principal amount of up to $100 million plus an additional amount of PIK Notes, if any, of 14% Senior Subordinated Second Lien Notes due 2006 (each such note a "14% NOTE" and collectively, the "14% NOTES"), excluding PIK Notes, if any;

     WHEREAS, SPC-IL, Tower and VPS (each such entity a "NEW SUBSIDIARY" and collectively, the "NEW SUBSIDIARIES") are newly-created wholly-owned subsidiaries of the Company;

     WHEREAS, the Indenture provides that under certain circumstances the New Subsidiaries shall execute and deliver to the Trustee a supplemental indenture pursuant to which such subsidiaries shall unconditionally guarantee all of the Company's Obligations under the 14% Notes and the Indenture on the terms and conditions set for the herein (the "NOTE GUARANTEE"); and

     WHEREAS, pursuant to Section 9.01 of the Indenture, the Trustee is authorized to execute and deliver this Supplemental Indenture.

     NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the New Subsidiaries and the Trustee mutually covenant and agree for the equal and ratable benefit of the holders of the 14% Notes (the "HOLDERS") as follows:

1. CAPITALIZED TERMS. Capitalized terms used herein without definition shall have the meanings assigned to them in the Indenture.

2. AGREEMENT TO GUARANTEE. Each of the New Subsidiaries hereby agrees as follows:

          (a) Along with all Guarantors named in the Indenture, to jointly and severally guarantee to each Holder of a 14% Note authenticated

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     and delivered by the Trustee and to the Trustee and its successors and assigns, the Notes or the obligations of the Company hereunder or thereunder, that:

               (i) the principal of, and premium and Liquidated Damages, if any, and interest on the 14% Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the 14% Notes, if any, if lawful, and all other obligations of the Company to the Holders or the Trustee under the 14% Notes or the Indenture will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and

               (ii) in case of any extension of time of payment or renewal of any 14% Notes or any of such other obligations, that same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Guarantors shall be jointly and severally obligated to pay the same immediately.

          (b) The obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the 14% Notes or the Indenture, the absence of any action to enforce the same, any waiver or consent by any Holder of the 14% Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Guarantor.

          (c) The following is hereby waived: diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company, protest, notice and all demands whatsoever.

          (d) This Note Guarantee shall not be discharged except by complete performance of the obligations contained in the 14% Notes and the Indenture, and the New Subsidiary accepts all obligations of a Guarantor under the Indenture.

          (e) If any Holder or the Trustee is required by any court or otherwise to return to the Company, the Guarantors, or any custodian,

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     trustee, liquidator or other similar official acting in relation to either the Company or the Guarantors, any amount paid by either to the Trustee or such Holder, this Note Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect.

          (f) The New Subsidiary shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full of all obligations guaranteed hereby.

          (g) As between the Guarantors, on the one hand, and the Holders and the Trustee, on the other hand, (x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 of the Indenture for the purposes of this Note Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in Article 6 of the Indenture, such obligations (whether or not due and payable) shall forthwith become due and payable by the Guarantors for the purpose of this Note Guarantee.

          (h) The Guarantors shall have the right to seek contribution from any non-paying Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Note Guarantee.

          (i) Pursuant to Section 12.02 of the Indenture, after giving effect to any maximum amount and all other contingent and fixed liabilities that are relevant under any applicable Bankruptcy or fraudulent conveyance laws, and after giving effect of any collections from, rights to receive contribution from or payments made by or on behalf of any other Guarantor in respect of the obligations of such other Guarantor under Article 12 of the Indenture, this new Note Guarantee shall be limited to the maximum amount permissible such that the obligations of such Guarantor under this Note Guarantee will not constitute a fraudulent transfer or conveyance.

3. EXECUTION AND DELIVERY. Each New Subsidiary agrees that its Note Guarantee shall remain in full force and effect notwithstanding any failure to endorse on each 14% Note a notation of such Note Guarantee.

4.   GUARANTEEING SUBSIDIARY MAY CONSOLIDATE, ETC. ON CERTAIN TERMS.

          (a) Each New Subsidiary may not sell or otherwise dispose of all or substantially all of its assets to, or consolidate with or merge with or into

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     (whether or not such Guarantor is the surviving Person) another Person, other than the Company or another Guarantor unless:

               (i) Immediately after giving effect to such transaction, no Default or Event of Default exists; and

               (ii) Either (A) subject to Sections 12.04 and 12.05 of the Indenture, the Person acquiring the property in any such sale or disposition or the Person formed by or surviving any such consolidation or merger unconditionally assumes all the obligations of that Guarantor, pursuant to a supplemental indenture in form and substance reasonably satisfactory to the Trustee, under the 14% Notes, the Indenture and the Note Guarantee on the terms set forth herein or therein; or (B) the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation, Section 4.10 thereof.

          (b) In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor Person, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form to the Trustee, of the Note Guarantee endorsed upon the 14% Notes and the due and punctual performance of all of the covenants and conditions of the Indenture to be performed by the Guarantor, such successor Person shall succeed to and be substituted for the Guarantor with the same effect as if it had been named herein as a Guarantor. Such successor Person thereupon may cause to be signed any or all of the Note Guarantees to be endorsed upon all of the 14% Notes issuable under the Indenture which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Note Guarantees so issued shall in all respects have the same legal rank and benefit under the Indenture as the Note Guarantees theretofore and thereafter issued in accordance with the terms of the Indenture as though all of such Note Guarantees had been issued at the date of the execution hereof.

          (c) Except as set forth in Articles 4 and 5 and Section 12.05 of
     Article 12 of the Indenture, and notwithstanding clauses (a) and (b) above, nothing contained in the Indenture or in any of the 14% Notes shall prevent any consolidation or merger of a Guarantor with or into the Company or another Guarantor, or shall prevent any sale or conveyance of the property of a Guarantor as an entirety or substantially as an entirety to the Company or another Guarantor.

5.   RELEASES.

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          (a) In the event of any sale or other disposition of all or substantially all of the assets of any Guarantor, by way of merger, consolidation or otherwise, or a sale or other disposition of all of the capital stock of any Guarantor, in each case to a Person that is not (either before or after giving effect to such transaction) a Subsidiary of the Company, then such Guarantor (in the event of a sale or other disposition, by way of merger, consolidation or otherwise, of all of the capital stock of such Guarantor) or the corporation acquiring the property (in the event of a sale or other disposition of all or substantially all of the assets of such Guarantor) will be released and relieved of any obligations under its Note Guarantee; PROVIDED that the Net Proceeds of such sale or other disposition are applied in accordance with the applicable provisions of the Indenture, including without limitation
     Section 4.10 of the Indenture. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such sale or other disposition was made by the Company in accordance with the provisions of the Indenture, including without limitation Section 4.10 of the Indenture, the Trustee shall execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

          (b) In the event that the company designates any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary, then such Guarantor will be released and relieved from any obligations under its Note Guarantee; PROVIDED that such designation is in accordance with the applicable provisions of this Indenture, including without limitation Section 4.07 and
     Section 4.10 hereof. Upon delivery by the Company to the Trustee of an Officers' Certificate and an Opinion of Counsel to the effect that such designation was made by the Company in accordance with the terms of this Indenture, including without limitation Section 4.07 and Section 4.10 hereof, the Trustee will execute any documents reasonably requested by the Company in order to evidence the release of any Guarantor from its obligations under its Note Guarantee.

          (c) Any Guarantor not released from its obligations under its Note Guarantee shall remain liable for the full amount of principal of and interest on the 14% Notes and for the other obligations of any Guarantor under the indenture as provided in Article 12 of the Indenture.

6. NO RECOURSE AGAINST OTHERS. No past, present or future director, officer, employee, incorporator, shareholder or agent of any Subsidiary Guarantor, as such, shall have any liability for any obligations of the Company or any Subsidiary Guarantor under the 14% Notes, any Note Guarantees, the Indenture or this Supplemental Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a 14%

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Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the 14% Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such waiver is against public policy.

7. NEW YORK LAW TO GOVERN. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS SUPPLEMENTAL INDENTURE BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

8. COUNTERPARTS. The parties may sign any number of copies of this Supplemental Indenture. Each signed copy shall be an original, but all of them together represent the same agreement.

9. EFFECT OF HEADINGS. The Section headings herein are for convenience only and shall not affect the construction hereof.

10. THE TRUSTEE. The Trustee shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Indenture or for or in respect of the correctness of the recitals of fact contained herein, all of which recitals are made solely by the New Subsidiaries and the Company.

                            [SIGNATURE PAGES FOLLOW]

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     IN WITNESS WHEREOF, the parties hereto have caused this Supplemental
Indenture to be duly executed and attested, all as of the date first above written.

Dated as of July 1, 2002

                                          APCOA/STANDARD PARKING, INC.


                                          By:
                                             -----------------------------------
                                               Name:
                                                    ----------------------------
                                               Title:
                                                     ---------------------------


                                          STANDARD PARKING CORPORATION IL


                                          By:
                                             -----------------------------------
                                               Name:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------


                                          TOWER PARKING, INC.


                                          By:
                                             -----------------------------------
                                               Name:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------


                                          VIRGINIA PARKING SERVICE, INC.


                                          By:
                                             -----------------------------------
                                               Name:
                                                    ----------------------------
                                                 Title:
                                                       -------------------------


                                          WILMINGTON TRUST COMPANY, AS TRUSTEE


                                          By:
                                             -------------------------
                                                 Authorized Signatory

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